As filed with the Securities and Exchange Commission on July 6, 1999

                                           Registration No. 333-
   =====================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933


                            SPYGLASS, INC.
        (Exact name of registrant as specified in its charter)



               DELAWARE                       37-1258139
     (State or other jurisdiction          (I.R.S. Employer
         of incorporation or            Identification Number)
            organization)



                      NAPERVILLE CORPORATE CENTER
                  1240 EAST DIEHL ROAD, NAPERVILLE, ILLINOIS   60563
                  (Address of Principal Executive Offices) (Zip Code)


                   1997 STOCK OPTION PLAN FOR FORMER
              NAVITEL COMMUNICATIONS STOCK OPTION HOLDERS
                       (Full title of the Plan)


                          DOUGLAS P. COLBETH
                 PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          C/O SPYGLASS, INC.
                      NAPERVILLE CORPORATE CENTER
                         1240 EAST DIEHL ROAD
                     NAPERVILLE, ILLINOIS   60563
                (Name and address of agent for service)

                            (630) 505-1010
     (Telephone number, including area code, of agent for service)

   =====================================================================

                    CALCULATION OF REGISTRATION FEE

                                 Proposed       Proposed
     Title of                    maximum        maximum
    securities      Amount to    offering       aggregate        Amount of
      to be            be       price per        offering      registration
    registered     registered     share           price            fee
   -------------    ----------   ---------   -----------------  ----------
   Common Stock,
   $.01 par value     100,918    $ 19.20 (1)  $1,937,625.60 (1)   $539.00
   per share          shares
      ______________
   (1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on July 2, 1999 in accordance with Rules 457(c) and
        457(h) of the Securities Act of 1933.
   =====================================================================

   PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information required by Part I is included in documents sent or given to participants in the Registrant's 1997 Stock Option Plan for Former Navitel Communications Stock Option Holders pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


   PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Item 3.  Incorporation of Certain Documents by Reference
   documents,  which  are  filed   with  the  Securities  and   Exchange
   Commission (the "Commission"), are incorporated in this Registration Statement by reference:
        The following

             (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

             (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in
        (1) above.

             (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


        Item 4.  Description of Securities
        Not applicable.


        Item 5.  Interests of Named Experts and Counsel

        Not Applicable.

        Item 6.  Indemnification of Directors and Officers

        Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his  conduct was  unlawful; provided  that,  in the  case  of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

        Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against expenses (including attorneys' fees) and amounts paid in settlement reasonably incurred in connection with any action by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against all expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

        Indemnification is required to be made unless the Registrant determines (in the manner provided in the Amended and Restated Certificate of Incorporation, as amended) that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

        Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation, as amended, further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

        The Company has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacity as directors or officers.

        Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.


        Item 7.  Exemption from Registration Claimed

        Not applicable.


        Item 8.  Exhibits

        The  Exhibit  Index  immediately   preceding  the  exhibits   is
   incorporated herein by reference.


        Item 9.  Undertakings

        1.   The Registrant hereby undertakes:

             (1) To file,during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect  in  the  prospectus any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii)To include any material information with  respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on July 6, 1999.


                                 SPYGLASS, INC.

                                 By: /s/ Gary L. Vilchick

                                    Gary L. Vilchick
                                    Executive Vice President, Finance,
                                    Administration and Operations, and
                                    Chief Financial Officer

                           POWER OF ATTORNEY

   We, the undersigned officers and directors of Spyglass, Inc. hereby severally constitute Gary L. Vilchick and Patrick J. Rondeau, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Spyglass, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                  Title                Date


   /s/ Douglas P. Colbeth President, Chief          July 6, 1999
   ---------------------- Executive Officer and
   Douglas P. Colbeth     Director (principal
                          executive officer)



   /s/ Gary L. Vilchick   Executive Vice            July 6, 1999
   --------------------   President, Finance,
   Gary L. Vilchick       Administration and
                          Operations and Chief
                          Financial Officer
                          (principal financial and
                          accounting officer)


   /s/ Charles T.Brumback Director                  July 6, 1999
   ----------------------
   Charles T. Brumback


   /s/ Brian J. Jackman   Director                  July 6, 1999
   --------------------
   Brian J. Jackman


   /s/Timothy K. Krauskopf Director                  July 6, 1999
   -----------------------
   Timothy K. Krauskopf


   /s/ John Shackleton     Director                  July 6, 1999
   --------------------
   John Shackleton

                             EXHIBIT INDEX


    Exhibit
    Number        Description

     4.1 (1)     Amended and Restated Certificate of Incorporation
                  of the Registrant, as amended

     4.2 (2)     By-Laws of the Registrant

     5.1         Opinion of Hale and Dorr LLP

     23.1         Consent of Hale and Dorr LLP (included in Exhibit 5.1)

     23.2         Consent of Ernst & Young LLP

     23.3         Consent of PricewaterhouseCoopers LLP

     24.1 Power of Attorney (included on the signature page of this Registration Statement)

      ______________

   (1)  Incorporated herein by reference from the Registrant's
        Registration Statement on Form S-8 (File No. 333-04357) filed May 23, 1996.

   (2)  Incorporated herein by reference from the Registrant's
        Registration Statement on Form S-1 (File No. 33-92174).

                                                             EXHIBIT 5.1

                                 July 6, 1999


   Spyglass, Inc.
   Naperville Corporate Center
   1240 East Diehl Road
   Naperville, Illinois 60563

        Re:  1997 Stock Option Plan for Former
             Navitel Communications Stock Option Holders

   Ladies and Gentlemen:

        We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on July 6, 1999 with the Securities and Exchange Commission relating to 100,918 shares of the Common Stock, $.01 par value per share ("Shares"), of Spyglass, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1997 Stock Option Plan for Former Navitel Communications Stock Option Holders (the "Plan").

        We have examined the Agreement and Plan of Merger among the Company, Spyglass Acquisition Corp. and Navitel Communications, Inc., dated as of March 31, 1999, the Amended and Restated Certificate of Incorporation, as amended, and the By-laws of the Company and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

        Based upon the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid and nonassessable.

        We hereby  consent  to  the filing  of  this  opinion  with  the
   Securities  and   Exchange   Commission  in   connection   with   the
   Registration Statement.


                                 Very truly yours,


                                 /s/ Hale and Dorr LLP

                                 HALE AND DORR LLP

                                                            EXHIBIT 23.2


                      CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan for Former Navitel Communications Stock Option Plan Holders of Spyglass, Inc. of our report dated October 19, 1998, with respect to the consolidated financial statements and schedule of Spyglass Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 1998, and to the incorporation by reference of our report dated June 21, 1999, with respect to the financial statements of Navitel Communications, Inc. for the years ended September 30, 1998 and 1997, and the period from inception (May 21, 1996) through September 30, 1996 included in Spyglass, Inc.'s Amended Current Report on Form 8-K/A filed with the Securities and Exchange Commission.



                                                   /s/ ERNST & YOUNG LLP

   Chicago, Illinois
   July 6, 1999

                                                            EXHIBIT 23.3


                     CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 1996, relating to the financial statements, which appears on page 31 of the 1996 Annual Report to Shareholders of Spyglass, Inc., which is incorporated by reference in Spyglass, Inc.'s Annual report on Form 10-K for the year ended September 30, 1996. We also consent to the incorporation by reference of our report dated October 25, 1996 on the financial statement schedules, which appears in such Annual Report on Form 10-K.



   /s/ PricewaterhouseCoopers LLP


   Chicago, Illinois
   July 6, 1999